Exhibit 10.1
EXECUTION
VERSION
NOTE PURCHASE AGREEMENT
by and between
COMSTOCK HOMEBUILDING COMPANIES, INC.
and
KODIAK WAREHOUSE LLC

Dated as of May 4, 2006

TABLE OF CONTENTS

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1.	Definitions. This Purchase Agreement, the Indenture and the Notes are collectively referred to herein as the “Operative Documents.” All other capitalized terms used but not defined in this Purchase Agreement shall have the respective meanings ascribed thereto in the Indenture.	1

2	Purchase and Sale of the Notes.	1

3.	Conditions. The obligations of the parties under this Purchase Agreement are subject to the following conditions:	2

4.	Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Purchaser, as of the date hereof and as of the Closing Date, as follows:	3

5.	Representations and Warranties of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company as follows:	11

6.	Covenants and Agreements of the Company. The Company covenants and agrees with the Purchaser as follows:	12

7.	Payment of Expenses. The Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company under this Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Purchase Agreement is terminated, including all costs and expenses incident to (i) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 6(b), (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) the fees and all reasonable expenses of the Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees or paying agent, which fees shall not exceed a $2,000 acceptance fee, $4,000 in administrative fees annually and the fees and expenses of Potter Anderson & Corroon LLP, (v) the fees and expenses of Winston & Strawn LLP, special counsel retained by the Purchaser, not to exceed $30,000 and (vi) a due diligence fee in an amount equal to $12,500 payable as the Purchaser directs.	15

8.	Indemnification. (a) The Company agrees to indemnify and hold harmless the Purchaser, the Purchaser’s Affiliates and Kodiak Capital Management Company LLC (collectively, the “Indemnified Parties”), each person, if any, who “controls” any of the Indemnified Parties within the meaning of either the Securities Act or the Exchange Act, and the Indemnified Parties’ respective directors, officers, employees and agents, against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or

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	actions in respect thereof) arise out of, are based upon or connected with (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents furnished or made available to the Purchaser by or on behalf of the Company, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the breach or alleged breach of any representation, warranty or agreement of the Company contained herein or (iv) the execution and delivery by the Company of this Purchase Agreement or any of the other Operative Documents and/or the consummation of the transactions contemplated hereby and thereby, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreements contained in this Section 8 are in addition to any liability which the Company may otherwise have.	15

9.	Termination; Representations and Indemnities to Survive. This Purchase Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of and payment for the Notes, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is used by the Commission in Rule 15c3-l(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities, (ii) the Company shall be unable to sell and deliver to the Purchaser at least Thirty Million Dollars ($30,000,000) in aggregate principal amount of the Notes, (iii) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (iv) a suspension or material limitation in trading in any of the Company’s securities shall have occurred on the exchange or quotation system upon which the Company’ securities are traded, if any, (v) a general moratorium on commercial business activities shall have been declared either by federal or Delaware authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the Purchaser’s judgment, impracticable or inadvisable to proceed with the offering or purchase of the Notes. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers or trustees and of the Purchaser set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser or the Company or any of the their respective officers, directors or controlling persons, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Purchase Agreement.	16

10.	Amendments. This Purchase Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.	17

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11.	Notices. All communications hereunder shall be in writing and effective only on receipt, and shall be mailed, delivered by hand or courier or sent by facsimile and confirmed:	17

12.	Parties in Interest; Successors and Assigns. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Purchase Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company under this Purchase Agreement may be assigned, whether by operation of law or otherwise, without the Purchaser’s prior written consent. The rights and obligations of the Purchaser under this Purchase Agreement may be assigned by the Purchaser without the Company’s consent; provided, that the assignee assumes the obligations of the Purchaser under this Purchase Agreement.	18

13.	Applicable Law. This Purchase Agreement will be governed by and construed and enforced in accordance with the law of the State of New York without reference to principles of conflicts of law (other than Section 5-1401 of the General Obligations Law).	18

14.	Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS PURCHASE AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS PURCHASE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS PURCHASE AGREEMENT.	18

15.	Counterparts and Facsimile. This Purchase Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Purchase Agreement may be executed by any one or more of the parties hereto by facsimile.	19
SCHEDULES AND EXHIBITS

Schedule 4(1)	—	List of Significant Subsidiaries; Certain Prohibitions Against the Payment of Distributions, the Repayment of Debt or the Transfer of Assets

Schedule 4(p)	—	Legal Proceedings

Schedule 4(u)	—	Certain Documents Subject to Future Filing as Exhibits to 1934 Act Reports

Schedule 4(x)	—	Claims Against Real Property

Schedule 4(ee)	—	Environmental Matters

Exhibit A	—	Form of Company Counsel’s Opinion Pursuant to Section 3(b)(i)

Exhibit B	—	Form of General Counsel Opinion or Officers’ Certificate Pursuant to Section 3(b)(ii)

Exhibit C	—	Form of Tax Counsel Opinion Pursuant to Section 3(c)

Exhibit D	—	Form of Trustee Counsel Opinion Pursuant to Section 3(d)

Exhibit E	—	Form of Officer’s Financial Certificate Pursuant to Section 6(h)

NOTE PURCHASE AGREEMENT
     This NOTE PURCHASE AGREEMENT, dated as of May 4, 2006 (this “Purchase Agreement”), is entered into by and between Comstock Homebuilding Companies, Inc., a Delaware corporation (the “Company”), and Kodiak Warehouse LLC, a Delaware limited liability company, or its assignee (the “Purchaser”).
W I T N E S S E T H:
     WHEREAS, the Company proposes to issue and sell to the Purchaser Thirty Million Dollars ($30,000,000) in aggregate principal amount of the Company’s junior subordinated notes, bearing interest at a fixed rate of 9.72% per annum through the interest payment date in June, 2011 and thereafter at a variable rate, reset quarterly, equal to LIBOR (as defined in the Indenture (as defined below)) plus 4.20% per annum (the “Notes”); and
     WHEREAS, the Notes will be issued pursuant to a Junior Subordinated Indenture, dated as of the Closing Date (the “Indenture”), between the Company and Wells Fargo Bank, N.A., as indenture trustee (in such capacity, the “Trustee”).
     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:
          1. Definitions. This Purchase Agreement, the Indenture and the Notes are collectively referred to herein as the “Operative Documents.” All other capitalized terms used but not defined in this Purchase Agreement shall have the respective meanings ascribed thereto in the Indenture.
          2. Purchase and Sale of the Notes.
          (a) The Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, Thirty Million Dollars ($30,000,000) in aggregate principal amount of the Notes for an amount (the “Purchase Price”) equal to Thirty Million Dollars ($30,000,000). The Purchaser shall be responsible for the rating agency costs and expenses.
          (b) Delivery or transfer of, and payment for, the Notes shall be made at 10:00 A.M. Chicago time (11:00 A.M. New York City time), on May 4, 2006 or such later date (not later than June 4, 2006) as the parties may designate (such date and time of delivery and payment for the Notes being herein called the “Closing Date”). The Notes shall be transferred and delivered to the Purchaser against the payment of the Purchase Price to the Company made by wire transfer in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company at least two Business Days prior to the Closing Date.
          (c) Delivery of the Notes shall be made at such location, and in such names and denominations, as the Purchaser shall designate at least two Business Days in advance of the Closing Date. The Company agrees to have the Notes available for inspection and checking by the Purchaser in Chicago, Illinois, not later than 1:00 P.M., Chicago time (2:00 P.M. New York City time), on the Business Day prior to the Closing Date. The closing for the purchase and sale of the Notes (the “Closing”) shall occur at the offices of Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, or such other place as the parties hereto shall agree.
          3. Conditions. The obligations of the parties under this Purchase Agreement are subject to the following conditions:
          (a) The representations and warranties contained herein shall be accurate as of the date of delivery of the Notes.
          (b) (i) Greenberg Traurig LLP, counsel for the Company (the “Company Counsel”), shall have delivered an opinion, dated the Closing Date, addressed to the Purchaser, its successors and assigns and the Trustee, in substantially the form set out in Exhibit A hereto and (ii) the Company shall have furnished to the Purchaser the opinion of the Company’s General Counsel or a certificate signed by the Company’s Chief Executive Officer, President or an Executive Vice President and the Company’s Chief Financial Officer, Treasurer or Assistant Treasurer, dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Exhibit B hereto. In rendering their opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Company and by government officials (provided, however, that copies of any such certificates or documents are delivered to the Purchaser) and by and upon such other documents as such counsel may, in their reasonable opinion, deem appropriate as a basis for the Company Counsel’s opinion. The Company Counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. Such Company Counsel opinions shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).
          (c) The Purchaser shall have been furnished the opinion of Winston & Strawn LLP, special tax counsel for the Purchaser, dated the Closing Date, addressed to the Purchaser and the Trustee, addressing the matters set out in Exhibit C hereto (subject to customary assumptions and qualifications).
          (d) The Purchaser shall have received the opinion of Potter Anderson & Corroon LLP, special counsel for the Trustee, dated the Closing Date, addressed to the Purchaser and its successors and assigns, in substantially the form set out in Exhibit D hereto.
          (e) The Company shall have furnished to the Purchaser a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President, and Chief Financial Officer or Treasurer of the Company, dated the Closing Date, as to clauses (i) and (ii) below:
          (i) the representations and warranties of the Company in this Purchase Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

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          (ii) since the date of the Financial Statements (as defined in Section 4(r)), there has been no occurrence that has or would prospectively result in a material adverse change in or had or would prospectively result in a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities or assets of the Company and its subsidiaries, whether or not arising from transactions occurring in the ordinary course of business (a “Material Adverse Effect”).
          (f) Subsequent to the execution of this Purchase Agreement, there shall not have been any change in or affecting the condition (financial or otherwise), earnings, business, liabilities or assets of the Company and its subsidiaries, whether or not occurring in the ordinary course of business, the effect of which is, in the Purchaser’s judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase of the Notes.
          (g) The purchase of and payment for the Notes as described in this Purchase Agreement shall (a) not be prohibited by any applicable law or governmental regulation, (b) not subject the Purchaser to any penalty or, in the reasonable judgment of the Purchaser, other onerous conditions under or pursuant to any applicable law or governmental regulation and (c) be permitted by the laws and regulations of the jurisdictions to which the Purchaser is subject.
          (h) The Company shall have received all consents, permits and other authorizations, and made all such filings and declarations, as may be required on or before the Closing Date from any person or entity pursuant to any law, statute, regulation or rule (federal, state, local and foreign), or pursuant to any agreement, order or decree to which the Company is a party or to which it is subject, in connection with the transactions contemplated by this Purchase Agreement.
          (i) Prior to the Closing Date, the Company shall have furnished to the Purchaser and its counsel such further information, certificates and documents as the Purchaser or its counsel may reasonably request.
          If any of the conditions specified in this Section 3 shall not have been fulfilled when and as required by this Purchase Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Purchase Agreement shall not be reasonably satisfactory in form and substance to the Purchaser or its counsel, this Purchase Agreement and all the Purchaser’s obligations hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
          Each certificate signed by any officer of the Company and delivered to the Purchaser or the Purchaser’s counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Company and not by such officer in any individual capacity.
          4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Purchaser, as of the date hereof and as of the Closing Date, as follows:

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          (a) Neither the Company nor any of its “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act (as defined below)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Notes under the Securities Act of 1933, as amended (the “Securities Act”).
          (b) Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has (i) offered for sale or solicited offers to purchase the Notes or (ii) engaged in any form of “general solicitation” or “general advertising” (within the meaning of Regulation D) in connection with any offer or sale of any of the Notes.
          (c) The Notes (i) are not and have not been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Notes otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).
          (d) Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Notes.
          (e) The Company is not, and, immediately following consummation of the transactions contemplated hereby and the other Operative Documents and the application of the net proceeds therefrom, will not be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act.
          (f) The Company has not paid or agreed to pay to any person or entity, directly or indirectly, any fees or other compensation for soliciting another to purchase any of the Notes, except for the fee the Company has agreed to pay to TBC Securities, LLC pursuant to the letter agreement between the Company and TBC Securities, LLC, dated March 31, 2006.
          (g) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, will be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity (the “Enforceability Exceptions”).
          (h) The Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Purchaser against payment therefor in accordance with this Purchase Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the

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Indenture, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.
          (i) This Purchase Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions and the effect of any applicable public policy against the enforcement of the indemnification provisions of this Purchase Agreement set forth in Section 8.
          (j) Neither the issue and sale of the Notes, nor the execution and delivery of and compliance with the Operative Documents by the Company, nor the consummation of the transactions contemplated hereby or thereby, or the use of the proceeds therefrom, (i) will conflict with or constitute a violation or breach of the charter or bylaws or similar organizational documents of the Company or any subsidiary of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign (collectively, the “Governmental Entities”), or of any arbitrator, in each case having jurisdiction over the Company or any of its subsidiaries or their respective properties or assets, (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a “Lien”) upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (ii), for such conflicts, violations, breaches, defaults, Repayment Events or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a Material Adverse Effect or (iii) require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries prior to its scheduled maturity.
          (k) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws Delaware, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.
          (1) The Company has no subsidiaries that are material to its business, financial condition or earnings other than those subsidiaries listed in Schedule 4(1) hereto (collectively, the “Significant Subsidiaries”). Each Significant Subsidiary has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or statutory trust in good standing under the laws of the jurisdiction in which it is chartered,

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organized or formed, with all requisite power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact. Each Significant Subsidiary is duly qualified to transact business and is in good standing as a foreign corporation, limited liability company, limited partnership or statutory trust in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 4(1) hereto, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other Equity Interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
          (m) The Company and each of the Company’s subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the “Governmental Licenses”) of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Company nor any of the Company’s subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.
          (n) All of the issued and outstanding Equity Interests of the Company and each of its subsidiaries are validly issued, fully paid and nonassessable; all of the issued and outstanding Equity Interests of each subsidiary of the Company is owned by the Company, directly or through subsidiaries, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding Equity Interests of the Company or any subsidiary of the Company was issued in violation of any preemptive or similar rights arising by operation of law, under the charter, by-laws, certificate of formation, limited liability company agreement, certificate of limited partnership, agreement of limited partnership or similar organizational document of such entity or under any agreement to which the Company or any of its subsidiaries is a party.
          (o) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter, by-laws, certificate of formation, limited liability company agreement, certificate of limited partnership, agreement of limited partnership or similar organizational document or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

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          (p) Except as set forth on Schedule 4(p) hereto, there is no action, suit or proceeding before or by any Governmental Entity or arbitrator, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the Company’s and its subsidiaries’ business, are not expected to result in a Material Adverse Effect.
          (q) The accountants of the Company who certified the Financial Statements are independent public accountants of the Company and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.
          (r) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries for the three (3) fiscal years ended December 31, 2005 (the “Financial Statements”) provided to the Purchaser are the most recent available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP’’), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified. Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein).
          (s) Neither the Company nor any of its subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company and its subsidiaries since the date of the most recent balance sheet included in such Financial Statements.
          (t) Since the date of the Financial Statements, there has not been (A) any Material Adverse Effect or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
          (u) The documents of the Company filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Company’s most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by the Company with the Commission (collectively, the “1934 Act Reports”), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and

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regulations of the Commission thereunder (the “1934 Act Regulations”), and, at the date of this Purchase Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or other documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Company or any of its subsidiaries is a party, and which the Company is required to file, other than such as are permitted to be filed with the Company’s next periodic report under the 1934 Act Regulations, and set forth on Schedule 4(u) attached hereto. The Company is in compliance with all currently applicable requirements of the Exchange Act and the currently applicable rules and regulations promulgated thereunder that were added by or resulted from the Sarbanes-Oxley Act of 2002.
          (v) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.
          (w) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Company of its obligations under the Operative Documents or the consummation by the Company of the transactions contemplated by the Operative Documents.
          (x) Except as set forth on Schedule 4(x), the Company and each Significant Subsidiary have (a) good and marketable title in fee simple to all real property owned by them, (b) good and marketable title to all real property-related interests owned by them and (c) good and marketable title to all personal property owned by them, in each case free and clear of all Liens and defects, except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made by the Company and the Significant Subsidiaries; and all of the leases and subleases under which the Company or any subsidiary of the Company holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and none of the Company or any subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.
          (y) The Company and each of the Significant Subsidiaries have timely and duly filed all Tax Returns (as defined below) required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects. The Company and each of the Significant Subsidiaries have timely and duly paid in full all material Taxes required to be paid by them (whether or not such amounts are shown as due on any Tax Return). To the knowledge of the Company, there are no federal, state or other Tax audits or deficiency assessments

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proposed or pending with respect to the Company or any of the Significant Subsidiaries. As used herein, the terms “Tax” or “Taxes” mean (i) all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term “Tax Returns” means all federal, state, local and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.
          (z) Interest payable by the Company on the Notes is deductible by the Company for United States federal income tax purposes. There are no rulemaking or similar proceedings before the United States Internal Revenue Service or comparable federal, state, local or foreign government bodies which involve or affect the Company or any of its subsidiaries, which, if the subject of an action unfavorable to the Company or any such subsidiary, could result in a Material Adverse Effect.
          (aa) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (bb) The Company and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged. All policies of insurance and fidelity or surety bonds insuring the Company or any of the Significant Subsidiaries or the Company’s or Significant Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect. The Company and each of the subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage in all material respects as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Within the past twelve months, neither the Company nor any Significant Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.
          (cc) The Company and its subsidiaries or any person acting on behalf of the Company and its subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries has not, directly or indirectly, while acting on behalf of the Company and its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii)

9

made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any other unlawful payment.
          (dd) The information provided by the Company pursuant to this Purchase Agreement, the other Operative Documents and the transactions contemplated hereby and thereby does not, as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (ee) Except as set forth on Schedule 4(ee) hereto, (i) the Company and its subsidiaries have been and are in material compliance with applicable Environmental Laws (as defined below), (ii) none of the Company, any of its subsidiaries or, to the best of the Company’s knowledge, any other owners of any of the real properties currently or previously owned, leased or operated by the Company or any of its subsidiaries (collectively, the “Properties”) at any time or any other party, has at any time “released” (as such term is defined in CERCLA (as defined below)) or otherwise disposed of a material quantity of Hazardous Materials (as defined below) on, to, in, under or from the Properties, (iii) neither the Company nor any of its subsidiaries has used or intends to use the Properties or any subsequently acquired properties, other than in material compliance with applicable Environmental Laws, (iv) neither the Company nor any of its subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a material claim under or pursuant to any Environmental Law with respect to the Properties or their respective assets or arising out of the conduct of the Company or its subsidiaries, (v) none of the Properties are included or, to the best of the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity, (vi) none of the Company, any of its subsidiaries or agents or, to the best of the Company’s knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in material compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous Material from the Properties to another property, except in material compliance with all applicable Environmental Laws, (vii) no lien has been imposed on the Properties by any Governmental Entity in connection with the presence on or off such Property of any Hazardous Material or with respect to an Environmental Law, and (viii) none of the Company, any of its subsidiaries or, to the best of the Company’s knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order with respect to material liabilities or violations at the Properties or any facilities or improvements or any operations or activities thereon.
          As used herein, “Hazardous Material” shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum,

10

petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, as amended, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, as amended, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. §§ 136-136y, the Clean Air Act, as amended, 42 U.S.C. §§ 7401-7642, the Clean Water Act, as amended (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, as amended, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, as amended, 29 U.S.C. §§ 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an “Environmental Law” and collectively, the “Environmental Laws”) or by any Governmental Entity.
          (ff) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, and periodically identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such reviews and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.
          5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company as follows:
          (a) The Purchaser is aware that the Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.
          (b) The Purchaser is an “accredited investor,” as such term is defined in Rule 501 (a) of Regulation D under the Securities Act.
          (c) Neither the Purchaser, nor any of the Purchaser’s Affiliates, nor any person acting on the Purchaser’s or the Purchaser’s Affiliate’s behalf has engaged, or will engage, in any form of “general solicitation” or “general advertising” (within the meaning of Regulation D promulgated under the Securities Act) in connection with any offer or sale of the Notes.
          (d) The Purchaser understands and acknowledges that (i) no public market exists for any of the Notes and that it is unlikely that a public market will ever exist for the Notes, (ii) the Purchaser is purchasing the Notes for its own account, for investment and not with

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a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Notes pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and the Purchaser agrees to the legends and transfer restrictions applicable to the Notes contained in the Indenture, and (iii) the Purchaser has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Notes.
          (e) The Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware with all requisite limited liability company power and authority to execute, deliver and perform the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated herein.
          (f) This Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Purchase Agreement or to consummate the transactions contemplated herein.
          6. Covenants and Agreements of the Company. The Company covenants and agrees with the Purchaser as follows:
          (a) During the period from the date of this Purchase Agreement to the Closing Date, the Company shall use its best efforts and take all action necessary or appropriate to cause its representations and warranties contained in Section 4 to be true as of the Closing Date, after giving effect to the transactions contemplated by this Purchase Agreement, as if made on and as of the Closing Date.
          (b) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as the Purchaser may designate and will maintain such qualifications in effect so long as required for the sale of the Notes. The Company will promptly advise the Purchaser of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
          (c) The Company will not, nor will it permit any of its Affiliates to, nor will the Company permit any person acting on its behalf (other than the Purchaser and its Affiliates) to, directly or indirectly, resell any Notes that have been acquired by any of them.
          (d) The Company will not, nor will it permit any of its Affiliates or any person acting on its behalf (other than the Purchaser and its Affiliates) to, engage in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Notes.

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          (e) The Company will not, nor will it permit any of its Affiliates or any person acting on its behalf to, directly or indirectly, (i) sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would or could be integrated with the sale of the Notes in any manner that would require the registration of the Notes under the Securities Act or (ii) make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Notes under the Securities Act.
          (f) The Company will not, nor will it permit any of its Affiliates or any person acting on its behalf (other than the Purchaser and its Affiliates) to, engage in any form of “general solicitation” or “general advertising” (within the meaning of Regulation D) in connection with any offer or sale of the any of the Notes.
          (g) So long as any of the Notes are outstanding, (i) the Notes shall not be listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, (ii) the Company shall not be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act, and, the Notes shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3) and (iii) the Company shall not engage, nor permit any of its subsidiaries to engage, in any activity that would cause it or any such subsidiary to be an “investment company” under the provisions of the Investment Company Act.
          (h) The Company shall furnish to (i) the holder, and subsequent holders, of the Notes, (ii) Kodiak Capital Management Company LLC, 2107 Wilson Boulevard, Suite 450, Arlington, Virginia 22201, Attention: Robert M. Hurley, or such other address as designated by Kodiak Capital Management Company LLC) and (iii) any beneficial owner of the Notes reasonably identified to the Company (which identification may be made by either such beneficial owner or by Kodiak Capital Management Company LLC), a duly completed and executed officer’s financial certificate in the form attached hereto as Exhibit E, including the financial statements referenced in such Exhibit, which certificate and financial statements shall be so furnished by the Company not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company, or, if applicable, such shorter respective periods as may then be required by the Commission for the filing by the Company of Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.
          (i) During any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or the Company is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, the Company shall provide to each holder of the Notes and to each prospective purchaser (as designated by such holder) of the Notes, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act, if applicable. Any information provided by the Company pursuant to this Section 6(i) will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company is required to register under the

13

Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Purchaser, the holders of the Notes, and the prospective purchasers designated by the Purchaser and such holders, from time to time, of the Notes.
          (j) The Company covenants and agrees with Purchaser that the Company will not, without the prior written consent of Purchaser, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Notes or junior subordinated notes or trust preferred securities or (ii) any other securities convertible into, or exercisable or exchangeable for, any Notes or junior subordinated notes or trust preferred securities unless the aggregate amount of Notes outstanding together with such Notes or junior subordinated notes, trust preferred securities or other securities proposed to be offered, sold, contracted for sale, granted or otherwise disposed of does not exceed twenty-five percent (25%) of the aggregate of (x) the Company’s Consolidated Tangible Net Worth (after taking into account such Notes, junior subordinated notes, trust preferred securities or other securities proposed to be offered, sold, granted or otherwise disposed of). For purposes hereof, “Consolidated Tangible Net Worth” shall mean (i) the consolidated net worth of the Company and its consolidated subsidiaries minus (ii) the consolidated intangibles of the Company and its consolidated subsidiaries including, without limitation, goodwill, trademarks, trade names, copyrights, patents, patent applications, licenses, and rights in any of the foregoing and other items treated as intangibles in accordance with generally accepted accounting principles, as reported in the Company’s balance sheet contained in its most recent 1934 Act Report.
          (k) The Company will not identify any of Indemnified Parties (as defined below) in a press release or any other public statement without the consent of such Indemnified Party.
          (l) The Purchaser shall have the right under this Purchase Agreement and the Indenture to request the substitution of new notes for all or a portion of the Notes held by the Purchaser (the “Replacement Notes”). The Replacement Notes shall bear terms identical to the Notes with the sole exception of interest payment dates (and corresponding redemption date and maturity date), which will be specified by the Purchaser. In no event will the interest payment dates (and corresponding redemption date and maturity date) on the Replacement Notes vary by more than sixty (60) calendar days from the original interest payment dates (and corresponding redemption date and maturity date) under the Notes. The Company agrees to cooperate with all reasonable requests of the Purchaser in connection with any of the foregoing; provided, that no action requested of the Company in connection with such cooperation shall materially increase the obligations or materially decrease the rights of the Company pursuant to such documents.
          (m) Notwithstanding anything to the contrary otherwise contained herein or in any other Operative Document, prior to earlier of (i) the date eighteen (18) months from the date hereof and (ii) the occurrence of a Change-in-Control (as defined in the Indenture), the Company shall not offer to issue any other Debt (as such term is defined in the Indenture) which ranks pari passu with the Notes (including the Notes, any junior subordinated notes, trust preferred securities or securities convertible into, or exercisable or exchangeable for the same) to any other Person, unless the Company shall first offer to Purchaser the opportunity to purchase such Debt, and shall first provide to Purchaser a written notice thereof stating the proposed terms and

14

conditions (the “Offered Terms”). The Purchaser shall have the right to accept the Offered Terms by written notice to the Company given within ten (10) days after the Purchaser’s receipt of the Offered Terms. If the Purchaser does not accept the Offered Terms within such period, the Purchaser shall be deemed to have rejected the Offered Terms and the Company may consummate such issuance of Debt during the sixty (60) month period beginning on the date of the expiration of the applicable period; provided, that such issuance of Debt shall be consummated on substantially the same terms as the Offered Terms and shall otherwise be in accordance with the terms hereof, including Section 6(j). If such issuance of Debt is not consummated within such sixty (60) month period, the provisions of this Section 6(m) shall again apply in respect of any issuance of Debt which ranks pari passu with the Notes whether made during such sixty (60) month period or thereafter.
          7. Payment of Expenses. The Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company under this Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Purchase Agreement is terminated, including all costs and expenses incident to (i) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 6(b), (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) the fees and all reasonable expenses of the Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees or paying agent, which fees shall not exceed a $2,000 acceptance fee, $4,000 in administrative fees annually and the fees and expenses of Potter Anderson & Corroon LLP, (v) the fees and expenses of Winston & Strawn LLP, special counsel retained by the Purchaser, not to exceed $30,000 and (vi) a due diligence fee in an amount equal to $12,500 payable as the Purchaser directs.
          If the sale of the Notes provided for in this Purchase Agreement is not consummated because any condition set forth in Section 3 to be satisfied by the Company is not satisfied, because this Purchase Agreement is terminated pursuant to Section 9 or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Purchaser, the Company will reimburse the Purchaser upon demand for all reasonable out-of-pocket expenses (including the fees and expenses of the Purchaser’s counsel specified in clause (v) and the due diligence fee specified in clause (vi), in each case, of the immediately preceding paragraph) that shall have been incurred by the Purchaser in connection with the proposed purchase and sale of the Notes.
          8. Indemnification. (a) The Company agrees to indemnify and hold harmless the Purchaser, the Purchaser’s Affiliates and Kodiak Capital Management Company LLC (collectively, the “Indemnified Parties”), each person, if any, who “controls” any of the Indemnified Parties within the meaning of either the Securities Act or the Exchange Act, and the Indemnified Parties’ respective directors, officers, employees and agents, against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, are based upon or connected with (i) any untrue statement or alleged untrue statement of a material fact contained in any information or

15

documents furnished or made available to the Purchaser by or on behalf of the Company, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the breach or alleged breach of any representation, warranty or agreement of the Company contained herein or (iv) the execution and delivery by the Company of this Purchase Agreement or any of the other Operative Documents and/or the consummation of the transactions contemplated hereby and thereby, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreements contained in this Section 8 are in addition to any liability which the Company may otherwise have.
          (b) Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the Company under this Section 8, promptly notify the Company in writing of the commencement thereof; but the failure so to notify the Company (i) will not relieve the Company from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the Company of material rights and defenses and (ii) will not, in any event, relieve the Company from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. The Purchaser shall be entitled to appoint counsel to represent the Indemnified Party in any action for which indemnification is sought. The Company may participate at its own expense in the defense of any such action; provided, that counsel to the Company shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the Company be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless an Indemnified Party believes that his, her or its interests are not aligned with the interests of another Indemnified Party or that a conflict of interest might result. The Company will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.
          9. Termination; Representations and Indemnities to Survive; This Purchase Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of and payment for the Notes, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is used by the Commission in Rule 15c3-l(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities, (ii) the Company shall be unable to sell and deliver to the Purchaser at least Thirty Million Dollars ($30,000,000) in aggregate principal amount of the Notes, (iii) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (iv) a suspension or material limitation in trading in any of the Company’s securities shall have occurred on the exchange or quotation system upon

16

which the Company’ securities are traded, if any, (v) a general moratorium on commercial business activities shall have been declared either by federal or Delaware authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the Purchaser’s judgment, impracticable or inadvisable to proceed with the offering or purchase of the Notes. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers or trustees and of the Purchaser set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser or the Company or any of the their respective officers, directors or controlling persons, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Purchase Agreement.
          10. Amendments. This Purchase Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.
          11. Notices. All communications hereunder shall be in writing and effective only on receipt, and shall be mailed, delivered by hand or courier or sent by facsimile and confirmed:
          If to the Purchaser, to:
c/o Kodiak Capital Management Company, LLC
2107 Wilson Boulevard
Suite 450
Arlington, Virginia 22201
Attention: Robert M. Hurley
Facsimile: (703) 351-7901
          with a copy to:
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
Attention: Wayne D. Boberg
Facsimile: (312) 558-5700
          if to the Company, to:
Comstock Homebuilding Companies, Inc.
11465 Sunset Hills Road
Suite 510
Reston, Virginia 20190
Facsimile: (703) 760-1520
Attention: Bruce Labovitz, Chief Financial Officer

17

          with a copy to:
Greenberg Traurig, LLP
800 Connecticut Avenue, NW
Suite 500
Washington, D.C. 20006
Facsimile: (202) 331-3101
Attention: Stephen A. Riddick, Esq.
          All such notices and communications shall be deemed to have been duly given (i) at the time delivered by hand, if personally delivered, (ii) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed, (iii) the next Business Day after being telecopied or (iv) the next Business Day after timely delivery to a courier, if sent by overnight air courier guaranteeing next-day delivery. From and after the Closing, the foregoing notice provisions shall be superseded by any notice provisions of the Operative Documents under which notice is given. The Purchaser and the Company, and their respective counsel, may change their respective notice addresses, from time to time, by written notice to all of the foregoing persons.
          12. Parties in Interest; Successors and Assigns. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Purchase Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company under this Purchase Agreement may be assigned, whether by operation of law or otherwise, without the Purchaser’s prior written consent. The rights and obligations of the Purchaser under this Purchase Agreement may be assigned by the Purchaser without the Company’s consent; provided, that the assignee assumes the obligations of the Purchaser under this Purchase Agreement.
          13. Applicable Law. This Purchase Agreement will be governed by and construed and enforced in accordance with the law of the State of New York without reference to principles of conflicts of law (other than Section 5-1401 of the General Obligations Law).
          14. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS PURCHASE AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS PURCHASE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS PURCHASE AGREEMENT.

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          15. Counterparts and Facsimile. This Purchase Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Purchase Agreement may be executed by any one or more of the parties hereto by facsimile.
[signature page follows]

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     IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the day and year first written above.

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Bruce Labovitz

Name: Bruce Labovitz
Title: Chief Financial Officer

KODIAK WAREHOUSE LLC

By:	Kodiak Funding, LP
Its: Sole Member

	By:	Kodiak Funding Company, Inc.
Its: General Partner

By:	/s/ Robert M. Hurley

Name: Robert M. Hurley
Title: Chief Financial Officer

Schedule 4(1)
List of Significant Subsidiaries

State of lncorporation
Name	or Organization
1. Buckhead Overlook, LLC	Georgia
2. Comstock Acquisitions, L.C.	Virginia
3. Comstock Station View, L.C.	Virginia
4. Comstock Aldie, L.C.	Virginia
5. Comstock Barrington Park, L.C.	Virginia
6. Comstock Bellemeade, L.C.	Virginia
7. Comstock Belmont Bay 5, L.C.	Virginia
8. Comstock Belmont Bay 89, L.C.	Virginia
9. Comstock East Capitol, L.L.C.	Virginia
10. Comstock Blooms Mill II, L.C.	Virginia
11. Comstock Brandy Station, L.C.	Virginia
12. Comstock Carter Lake, L.C.	Virginia
13. Comstock Cascades, L.C.	Virginia
14. Comstock Communities, L.C.	Virginia
15. Comstock Countryside, L.C.	Virginia
16. Comstock Culpeper, L.C.	Virginia
17. Comstock Delta Ridge II, L.L.C.	Virginia
18. Comstock Emerald Farm, L.C.	Virginia
19. Comstock Fairfax I, L.C.	Virginia
20. Comstock Flynn’s Crossing, L.C.	Virginia
21. Comstock Hamlets of Blue Ridge, L.C.	Virginia
22. Comstock Holland Road, L.L.C.	Virginia
23. Comstock Homes of North Carolina, L.L.C.	North Carolina
24. Comstock Homes of Raleigh, L.L.C.	North Carolina
25. Comstock Homes of Washington, L.C.	Virginia
26. Comstock Investors III, L.P.	Virginia
27. Comstock Investors V, L.C.	Virginia
28. Comstock Investors VI, L.C.	Virginia
29. Comstock Kelton II, L.C.	Virginia
30. Comstock Lake Pelham, L.C.	Virginia
31. Comstock Landing, L.L.C.	Virginia
32. Comstock Loudoun Condos 1, L.C.	Virginia
33. Comstock North Carolina, L.L.C.	North Carolina
34. Comstock Penderbrook, L.C.	Virginia
35. Comstock Potomac Yard, L.C.	Virginia
36. Comstock Ryan Park, L.C.	Virginia
37. Comstock Sherbrooke, L.C.	Virginia
38. Comstock Summerland, L.C.	Virginia
39. Comstock Wakefield, L.L.C.	Virginia
40. Comstock Wakefield II, L.L.C.	Virginia
41. Highland Avenue Properties, LLC	Georgia
42. Highland Station Partners, LLC	Georgia
43. Mathis Partners, LLC	Georgia

44. North Shore Investors, L.L.C.	Virginia
45. North Shore Raleigh, L.L.C.	Virginia
46. North Shore Raleigh II, L.L.C.	Virginia
47. Parker-Chandler Homes, Inc.	Georgia
48. Parker Chandler Homes/Florida, LLC	Florida
49. Parker Chandler Homes/North Carolina, LLC	North Carolina
50. Parker Chandler Homes/South Carolina, LLC	South Carolina
51. Parker Chandler Realty, LLC	Georgia
52. PCH Development, LLC	Georgia
53. PCH James Road, LLC	Georgia
54. Post Preserve, LLC	Georgia
55. Raleigh Resolution, L.L.C.	Virginia
56. Settlement Title Services, L.L.C.	Virginia
57. TCG Debt Fund II, L.C.	Virginia
58. TCG Fund I, L.C.	Virginia
59. Tribble Road Development, LLC	Georgia
Certain Prohibitions Against the Payment of
Distributions, the Repayment of Debt or
the Transfer of Assets
[to follow, if any]

2

Schedule 4(p)
Legal Proceedings
None.

Schedule 4(u)
Certain Documents Subject to Future
Filing as Exhibits to 1934 Act Reports
None.

Schedule 4(x)
Claims Against Real Property
The Company is involved in a disagreement with its 50% joint venture partner in the North Shore project located in Raleigh, North Carolina, whereby the Company’s joint venture partner has filed a lis pendens asserting a right to the Company’s membership interest in the joint venture.

Schedule 4(ee)
Environmental Matters
None.

Exhibit A
FORM OF COMPANY COUNSEL’S OPINION
          Pursuant to Section 3(b)(i) of the Note Purchase Agreement, Greenberg Traurig LLP, special counsel for the Company, shall deliver an opinion to the effect that:
          (i) the Company and each Significant Subsidiary is validly existing as a corporation, limited liability company, limited partnership or statutory trust in good standing under the laws of the jurisdiction in which it is chartered or organized; each of the Company and the Significant Subsidiaries has full corporate, limited liability company, limited partnership or statutory trust power and authority to own or lease its properties and to conduct its business as such business is currently conducted in all material respects; all outstanding shares of capital stock, equity or membership interests of the Significant Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and owned of record and beneficially, directly or indirectly by the Company; the Company has the corporate, limited liability company, limited partnership or statutory trust power and authority to (A) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party and (B) issue and perform its obligations under the Notes;
          (ii) neither the issue and sale of the Notes, nor the execution and delivery of and compliance with the Operative Documents by the Company nor the consummation of the transactions contemplated thereby will constitute a breach or violation of the charter, by-laws, certificate of formation, limited liability company agreement, certificate of limited partnership or agreement of limited partnership, as applicable, of the Company;
          (iii) the Indenture has been duly authorized, executed and delivered by the Company and, assuming it has been duly authorized, executed and delivered by the Trustee, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity;
          (iv) the Notes have been duly authorized and executed by the Company and delivered to the Trustee for authentication in accordance with the Indenture and, when authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to the Purchaser against payment therefor, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity;
          (v) the Company is not, and, following the issuance of the Notes and the consummation of the transactions contemplated by the Operative Documents and the application of the proceeds therefrom, the Company will not be, an “investment company” or, to such counsel’s knowledge, an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act of 1940, as amended;
          (vi) assuming the truth and accuracy of the representations and warranties of the Purchaser in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to register the Notes under the Securities Act of 1933, as amended, under the circumstances contemplated in the Purchase Agreement, or to require qualification of the Indenture under the Trust Indenture Act of 1939, as amended;
          (vii) the Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and the effect of any applicable public policy against the enforcement of the indemnification provisions of the Purchase Agreement set forth in Section 8 thereof;
          (viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Operative Documents and the consummation of the transactions contemplated by the Purchase Agreement and the other Operative Documents, do not and will not (A) result in the creation or imposition of any lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or the Significant Subsidiaries, or (B) conflict with, constitute a breach or violation of, or constitute a default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of (x) the charter, by-laws or similar organizational documents of the Company or any Significant Subsidiary, or (y) any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which any of them or any of their respective properties may be bound or (z) any order, decree, judgment, franchise, license, permit, rule or regulation known to such counsel of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their respective properties;
          (ix) except for filings, registrations or qualifications that may be required by applicable federal securities laws, no authorization, approval, consent or order of, or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required under the laws of the State of Delaware in connection with the transactions contemplated by the Operative Documents (including the offer and sale of the Notes); and
          (x) to such counsel’s knowledge, (A) no action, suit or proceeding at law or in equity is pending or threatened to which the Company or any Significant Subsidiary is or may be a party, and (B) no action, suit or proceeding is pending or threatened against or affecting the Company or the Significant Subsidiaries or any of

their respective properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on (x) the consummation of the transactions contemplated by the Operative Documents or the issuance and sale of the Notes as contemplated therein or (y) the condition (financial or otherwise), earnings, business, liabilities, assets or results of operations of the Company and the Significant Subsidiaries on a consolidated basis.
          In rendering such opinions, such counsel may (A) provide for customary assumptions and qualifications and (B) rely as to matters of fact, to the extent deemed appropriate, on certificates of responsible officers of the Company and public officials.

Exhibit B
FORM OF GENERAL COUNSEL OPINION
OR OFFICERS’ CERTIFICATE
     Pursuant to Section 3(b)(ii) of the Note Purchase Agreement, General Counsel for the Company shall deliver an opinion, or the [CHIEF EXECUTIVE OFFICER/PRESIDENT/EXECUTIVE VICE PRESIDENT] and the [CHIEF FINANCIAL OFFICER/TREASURER/ASSISTANT TREASURER] of the Company shall provide an Officers’ Certificate, to the effect that:
          (i) all of the issued and outstanding shares of capital stock, equity or membership interests of each Significant Subsidiary are owned of record by the Company;
          (ii) no consent, approval, authorization or order of any court or Governmental Entity is required for the issue and sale of the Notes, the execution and delivery of and compliance with the Operative Documents by the Company or the consummation of the transactions contemplated in the Operative Documents, except such approvals (specified in such certificate) as have been obtained;
          (iii) to the knowledge of such officers, there is no action, suit or proceeding before or by any government, governmental instrumentality, arbitrator or court, domestic or foreign, now pending or threatened against or affecting the Company or any Significant Subsidiary that could adversely affect the consummation of the transactions contemplated by the Operative Documents or could have a Material Adverse Effect; and
          (iv) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Operative Documents and the consummation by the Company of the transactions contemplated by the Operative Documents, (i) will not result in any violation of the charter or bylaws of the Company, the charter, bylaws or similar organizational documents of the Company’s subsidiaries, and (ii) will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge and encumbrance upon any assets or properties of the Company or any Significant Subsidiary under, (a) any agreement, indenture, mortgage or instrument that the Company or any Significant Subsidiary of the Company is a party to or by which it may be bound or to which any of its assets or properties may be subject, or (b) any existing applicable law, rule or administrative regulation of any court or governmental agency or authority having jurisdiction over the Company or any Significant Subsidiary of the Company or any of their respective assets or properties, except in case of (ii), where any such violation, conflict, breach, default, lien, charge or encumbrance, would not have a material adverse effect on the assets, liabilities, properties, business, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as whole.

B-1

Exhibit C
FORM OF TAX COUNSEL OPINION
     Pursuant to Section 3(c) of the Note Purchase Agreement, Winston & Strawn LLP, special tax counsel for the Purchaser shall deliver an opinion to the effect that, for United States federal income tax purposes, the Notes will constitute indebtedness of the Company.
     In rendering such opinion, such counsel may (A) provide for customary assumptions and qualifications, (B) state that its opinion is limited to the federal income tax laws of the United States and (C) rely as to matters of fact, to the extent deemed appropriate, on certificates of responsible officers of the Company and public officials.

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Exhibit D
FORM OF TRUSTEE COUNSEL OPINION
     Pursuant to Section 3(d) of the Note Purchase Agreement, special counsel for the Trustee shall deliver an opinion to the effect that:
          (i) Wells Fargo Bank, N.A. is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under the Indenture and to authenticate and deliver the Notes, and is duly eligible and qualified to act as Trustee under the Indenture pursuant to Section 6.1 thereof;
          (ii) the Indenture has been duly authorized, executed and delivered by Wells Fargo Bank, N.A. and constitutes the valid and binding obligation of Wells Fargo Bank, N.A., enforceable against it in accordance with its terms except (A) as may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general equitable principles, regardless of whether considered in a proceeding in equity or at law and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;
          (iii) neither the execution or delivery by Wells Fargo Bank, N.A. of the Indenture, the authentication and delivery of the Notes by Wells Fargo Bank, N.A. pursuant to the terms of the Indenture, nor the performance by Wells Fargo Bank, N.A. of its obligations under the Indenture (A) requires the consent or approval of, the giving of notice to or the registration or filing with, any Governmental Entity or agency under any existing law of the State of New York governing the banking or trust powers of Wells Fargo Bank, N.A. or (B) violates or conflicts with the Charter or By-laws of Wells Fargo Bank, N.A. or any law or regulation of the State of New York governing the banking or trust powers of Wells Fargo Bank, N.A.; and
          (iv) the Notes have been duly authenticated and delivered by Wells Fargo Bank, N.A..
     In rendering such opinions, such counsel may (A) provide for customary assumptions and qualifications, (B) state that its opinion is limited to the laws of the State of New York and (C) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of Wells Fargo Bank, N.A., the Company and public officials.

D-1

Exhibit E
FORM OF OFFICER’S FINANCIAL CERTIFICATE
     The undersigned, the [CHAIRMAN/VICE CHAIRMAN/CHIEF EXECUTIVE OFFICER/PRESIDENT/ VICE PRESIDENT/CHIEF FINANCIAL OFFICER/TREASURER] of [COMPANY] (the “Company”), hereby certifies, pursuant to Section 6(h) of the Note Purchase Agreement, dated as of May 4, 2006, by and between the Company and Kodiak Warehouse LLC, that, as of [DATE], [YEAR], the Company and its subsidiaries had the following ratios and balances:
As of [QUARTERLY/ANNUAL FINANCIAL DATE], [YEAR]

Senior secured indebtedness for borrowed money (“Debt”)	$

Senior unsecured Debt	$

Subordinated Debt	$

Total Debt	$

Ratio of (x) senior secured and unsecured Debt to (y) total Debt		%
[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Company and its consolidated subsidiaries for the three years ended [DATE], [YEAR].]
[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated and consolidating financial statements (including the balance sheet and income statement) of the Company and its consolidated subsidiaries for the fiscal quarter ended [DATE], [YEAR].]
The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [QUARTER] [YEAR] ended [DATE], [YEAR], and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).
There has been no monetary default with respect to any indebtedness owed by the Company and/or its subsidiaries (other than those defaults cured within thirty (30) days of the occurrence of the same) [except as set forth below:].
Attached hereto is a current organizational chart of the Company and its subsidiaries as of the date hereof.
[signature page follows]

E-1

     IN WITNESS WHEREOF, the undersigned has executed this Officer’s Financial Certificate as of this [DAY] of [MONTH], [YEAR].

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:

Name:

Title:

Comstock Homebuilding Companies, Inc.
11465 Sunset Hills Road
Suite 510
Reston, Virginia 20190
(703) 883-1700

E-2